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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): NOVEMBER 20, 2002
                                                         -----------------


                              NORTEK HOLDINGS, INC.
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               (Exact Name Of Registrant As Specified In Charter)

         DELAWARE                        1-6112                  16-1638891
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(State Or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
    Of Incorporation)                                        Identification No.)


50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND                       02903-2360
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 (Address Of Principal Executive Offices)                        (Zip Code)


       Registrant's Telephone Number, Including Area Code: (401) 751-1600
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ITEM 5.    OTHER EVENTS

Nortek Holdings, Inc., a Delaware corporation (the "Registrant"), was organized to enable its predecessor registrant and wholly owned subsidiary, Nortek, Inc., a Delaware corporation ("Nortek"), to implement a holding company organizational structure.

Effective November 20, 2002, Nortek reorganized into a holding company form of structure, whereby the Registrant became the holding company for Nortek and its subsidiaries. The holding company organizational structure was effected by a merger conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company structure without a vote of the stockholders of the constituent corporations. The creation of a holding company structure is a condition to the closing of the pending acquisition of Nortek by affiliates of Kelso & Company, L.P. and members of Nortek management.

In the merger, Nortek Holdings Merger Sub, Inc., a Delaware corporation (the "Merger Sub"), merged with and into Nortek with Nortek as the surviving corporation. Prior to the reorganization, the Registrant was a direct, wholly owned subsidiary of Nortek and Merger Sub was a direct, wholly owned subsidiary of the Registrant. Both the Registrant and Merger Sub were organized for the sole purpose of implementing the holding company structure.

Pursuant to the merger, (i) each issued and outstanding share of common stock, par value $1.00 per share, of Nortek was converted into one share of common stock, par value $1.00 per share, of the Registrant, (ii) each issued and outstanding share of special common stock, par value $1.00 per share, of Nortek was converted into one share of special common stock, par value $1.00 per share, of the Registrant, (iii) each issued and outstanding share of Merger Sub was converted into one share of common stock of Nortek, and the separate corporate existence of Merger Sub ceased, and (iv) all of the issued and outstanding shares of the Registrant owned by Nortek were automatically canceled and retired. As a result, each stockholder of Nortek received securities of the same class, evidencing the same proportional interests in the Registrant and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions, as those that the stockholder held in Nortek. In addition, in connection with the merger, each outstanding option to purchase shares of capital stock of Nortek was assumed by the Registrant and converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the capital stock of the Registrant. As a result of the merger, Nortek became a direct, wholly owned subsidiary of the Registrant.

The conversion of shares of capital stock in the merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of Nortek are deemed to represent the same number of shares of capital stock of the Registrant. The common stock of the Registrant will continue to be listed and trade on the New York Stock Exchange under the symbol "NTK" without interruption. The change to the holding company structure was tax free to stockholders for federal income tax purposes.

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In accordance with Section 251(g) of the General Corporation Law of the State of
Delaware, the provisions of the certificate of incorporation and by-laws of the Registrant are identical to those of Nortek prior to the holding company merger. The directors and executive officers of the Registrant are the same individuals who were directors and executive officers, respectively, of Nortek immediately prior to the merger.

In connection with the merger, the Registrant became liable for and assumed all the obligations and duties of Nortek under that certain Second Amended and Restated Rights Agreement, dated as of April 1, 1996, as amended on April 12, 2002 (the "Rights Agreement"), by and between EquiServe Trust Company, N.A., as Right Agent, and Nortek. Accordingly, until the occurrence of certain events specified in the Rights Agreement, the rights thereunder will be represented by the outstanding shares of the common stock of the Registrant, are not transferable separately from the associated shares of common stock and are automatically transferred upon transfer of the associated common stock. The outstanding publicly traded notes of Nortek were not assumed by the Registrant in the merger and therefore continue to be obligations of Nortek.

Upon consummation of the merger, the common stock and rights to purchase Series A Participating Preference Stock of the Registrant are deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the special common stock of the Registrant is deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, in each case pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), Nortek Holdings is the successor issuer to Nortek.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit 2.1 -  Agreement and Plan of Merger by and between Nortek Inc., Nortek
               Holdings, Inc. and Nortek Holdings Merger Sub, Inc.

Exhibit 3.1 -  Amended and Restated Certificate of Incorporation of Nortek
               Holdings, Inc. as filed with Secretary of State of the State of Delaware on November 20, 2002

Exhibit 3.2 -  Amended and Restated By-laws of Nortek Holdings, Inc.

Exhibit 3.3 -  Rights Plan Assumption Agreement by and among EquiServe Trust
               Company, N.A. (the "Rights Agent"), Nortek, Inc. and Nortek Holdings, Inc.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NORTEK HOLDINGS, INC.


                                By:  /s/ Kevin W. Donnelly
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                                     Kevin W. Donnelly, Vice President,
                                     General Counsel and Secretary

Date: November 20, 2002